Exhibit 4.4

AFFYMAX, INC.

AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

September 7, 2006

i

AMENDED AND RESTATED
INVESTORS' RIGHTS AGREEMENT

        This AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (this "Agreement") is made and entered into as of September 7, 2006 (the "Effective Date"), by and among (i) AFFYMAX, INC., a Delaware corporation (the "Company"), (ii) the purchasers of the Company's Series A Preferred Stock ("Series A Stock") that are listed on Exhibit A hereto (the "Series A Investors"), (iii) the purchasers of the Company's Series B Preferred Stock (the "Series B Stock") and common stock (the "Common Stock") pursuant to that certain Securities Purchase Agreement dated as of July 27, 2001 (the "Securities Purchase Agreement") that are listed on Exhibit B hereto (the "Series B Investors"), (iv) the purchasers of the Company's Series C Preferred Stock ("Series C Stock") that are listed on Exhibit C hereto (the "Series C Investors"), (v) the purchasers of the Company's Series D Preferred Stock (the "Series D Stock") that are listed on Exhibit D hereto (the "Series D Investors"), (vi) the purchasers of the Company's Series E Preferred Stock (the "Series E Stock" and together with the Series A Stock, the Series B Stock, the Series C Stock and the Series D Stock, the "Preferred Stock") that are listed on Exhibit E hereto (the "Series E Investors") and for purposes of Sections 2.3, 2.6, 2.7, 2.9, 2.10, 2.11, 5 and 6 only, Montgomery & Co., LLC. The purchasers of the Series A Stock, Series B Stock, Series C Stock, Series D Stock, Series E Stock and Common Stock shall be referred to herein as the "Investors" and each individually as an "Investor." The initial Series A Investors listed on Exhibit A hereto, together with any other entity Controlled (as defined herein) by SmithKline Beecham Corporation or Glaxo Group Limited, are referred to herein as the "GSK Related Entities."

RECITALS

        WHEREAS, the Company granted certain purchasers of its Series A Stock, Series B Stock, Series C Stock, Series D Stock, Series E Stock, and Common Stock certain registration and other rights pursuant to that certain Amended and Restated Investors' Rights Agreement dated as of February 16, 2006, by and among the Company and the Investors (the "Prior Agreement"); and

        WHEREAS, the Company and the Investors desire to amend and restate the Prior Agreement as set forth herein.

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.     INFORMATION RIGHTS.

        1.1    Financial Information.    The Company covenants and agrees that, commencing on the date of this Agreement and for so long as any Investor continues to hold at least five hundred thousand (500,000) shares (as adjusted for stock splits, stock dividends, recapitalizations or the like) of Preferred Stock and/or the equivalent number (on an as-converted basis) of Common Stock issued upon conversion of such shares of Preferred Stock (the "Conversion Stock") (each a "Major Investor"), the Company will:

          (a)    Annual Reports.    Furnish to such Major Investor as soon as practicable, and in any case within ninety (90) days of the end of each fiscal year, an audited consolidated balance sheet as of the end of such fiscal year, an audited consolidated statement of operations and an audited consolidated statement of cash flows of the Company and its subsidiaries for such fiscal year, all prepared in accordance with generally accepted accounting principles ("GAAP"), and certified by independent public accountants of nationally recognized standing selected by the Company.

          (b)    Quarterly Reports.    Furnish to such Major Investor as soon as practicable, and in any case within forty-five (45) days of the end of each quarter of the Company, quarterly unaudited consolidated financial statements, including an unaudited consolidated balance sheet, an unaudited consolidated statement of operations and an unaudited consolidated statement of cash flows, prepared in accordance with GAAP, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

          (c)    Monthly Reports.    In the case of the Series B Investors, the Series C Investors and the Series D Investors, furnish to such Major Investor as soon as practicable, and in any case within thirty (30) days of the end of each month of the Company, monthly unaudited consolidated financial statements, including an unaudited consolidated balance sheet, an unaudited consolidated statement of operations and an unaudited consolidated statement of cash flows.

          (d)    Annual Budget and Strategic Plan.    Furnish to each Major Investor holding shares of the Company's Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, a copy of the Company's annual operating budget and strategic plan for each fiscal year, at least 30 days prior to the beginning of each fiscal year.

          (e)    Certificate.    In the case of all financial statements provided to Major Investors under Section 1.1, such financial statement shall be accompanied by a certificate of an officer of the Company in the form requested by (i) Glaxo Group Limited, in the case of the Series A Investors, provided that the GSK Related Entities own at least 575,000 shares (as adjusted for stock splits, stock dividends, recapitalizations or the like) of Series A Stock and (ii) Apax Partners Ventures, Inc., in the case of the Series B Investors, Series C Investors, Series D Investors and Series E Investors.

        1.2    Inspection Rights.    The Company shall permit each Major Investor or its transferees (as permitted pursuant to Section 5.1(a) hereof, and in the case of GSK Related Entities, subject to Section 1.3 hereof), at such Major Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such times as may be reasonably requested by such Major Investor and agreed to by the Company; provided, however, that the Company shall not be obligated under this Section 1.2 to provide information that it deems in good faith to be a trade secret or similar confidential or proprietary information, and provided further that the Company has the right to require such Major Investor to execute a confidentiality and non-disclosure agreement prior to any such visit and inspection.

        1.3    Termination of Certain Rights.    The GSK Related Entities' and the Series E Investors' rights under Sections 1.1 and 1.2 hereunder are personal to the GSK Related Entities or Series E Investors, as applicable, and cannot be transferred or assigned to any third party unless otherwise approved by the Board of Directors of the Company (the "Board"); provided, however, that a transfer or assignment of any Series E Investor's rights under Sections 1.1 and 1.2 may occur to any affiliate of such Series E Investors' in connection with an otherwise permitted transfer of Series E Stock to such affiliate without approval of the Board. The Company's obligations under Sections 1.1 and 1.2 above and Section 1.4 below will terminate upon the earliest of: (a) the closing of a firm commitment underwritten public offering of the Common Stock with managing underwriters acceptable to the holders of a majority of the Common Stock, Series B Stock, Series C Stock and Series D Stock (voting together as a single class on an as-converted basis) pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the "Securities Act"), that results in the conversion of all outstanding Preferred Stock to Common Stock (a "Qualified IPO"); (b) when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or (c) a liquidation, dissolution or winding up of the Company as described in Article IV.B, Section 2 of the Company's Amended and Restated Certificate of Incorporation (the "Restated Charter").

        1.4    Board Observation Rights.

          (a)   The Company shall invite a representative of the venture funds managed or advised by Apax Partners to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other material that it provides to its directors; provided, however, that the Company reserves the right to exclude such representative from access to any material or meeting or portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information or for other similar reasons. Such representative may participate in discussions of matters brought to the Board. After the Closing, the Company shall not grant additional board observation rights without the approval of the majority of the members of the Board, including the approval of the member of the Board designated by Bear Stearns Health Innoventures, L.P. pursuant to Section 3 of the Amended and Restated Voting Agreement, dated as of the date hereof.

          (b)   The Company shall invite a representative of the venture funds managed or advised by Jafco Co. Ltd to attend any meeting of its Board of Directors where scientific discussions will occur in a nonvoting observer capacity; provided, however, that the Company reserves the right to exclude such representative from access to any material or meeting or portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information or for other similar reasons. Such representative may participate in scientific discussions of the Board.

2.     REGISTRATION RIGHTS.

        2.1    Definitions.    For purposes of this Agreement:

          (a)    Registration.    The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document pursuant to the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

          (b)    Registrable Securities.    The term "Registrable Securities" means: (i) the shares of Common Stock issued or issuable upon the conversion of any shares of the Series A Stock (the "Series A Conversion Stock"); (ii) the shares of Common Stock issued or issuable upon the conversion of any shares of the Series B Stock (the "Series B Conversion Stock"); (iii) the shares of Common Stock issued or issuable upon the conversion of any shares of the Series C Stock (the "Series C Conversion Stock"); (iv) the shares of Common Stock issued or issuable upon the conversion of any shares of the Series D Stock (the "Series D Conversion Stock"); (v) the shares of Common Stock issued or issuable upon the conversion of any shares of the Series E Stock (the "Series E Conversion Stock"); (vi) the shares of Common Stock issued pursuant to the Securities Purchase Agreement and held by the Investors; (vii) the shares of Common Stock issued or issuable upon exercise of the warrants exercisable for one million five hundred thirty-two thousand four hundred five (1,532,405) shares of its Common Stock (as adjusted for stock splits, stock dividends, recapitalizations or the like) (the "Warrants") pursuant to the Warrant Purchase Agreement, dated as of July 11, 2005, (viii) for purposes of Sections 2.3, 2.6, 2.7, 2.9, 2.10, 2.11, 5 and 6 only, up to 220,316 shares of Common Stock (as adjusted for stock splits, stock dividends, recapitalizations or the like) issued or issuable upon exercise of the warrant issued to Montgomery & Co., LLC on or around July 11, 2005, and (ix) any shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, in exchange for or in replacement of any shares described in clauses (i), (ii), (iii), (iv) and (v) of this subsection (b); excluding in all cases, however, any Registrable Securities following the sale thereof (x) in a transaction in which rights under this Section 2 are not assigned in accordance with this Agreement, (y) to the public or (z) pursuant to Rule 144 promulgated under the Securities Act.

          (c)    Registrable Securities Then Outstanding.    The number of shares of "Registrable Securities then outstanding" shall mean the number of shares of Common Stock that are Registrable Securities and (i) are then issued and outstanding or (ii) are then issuable pursuant to the exercise or conversion of then outstanding and then exercisable options, warrants or convertible securities.

          (d)    Holder.    For purposes of Sections 2, 3 and 5 of this Agreement, the term "Holder" means any person owning of record Registrable Securities that have not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act, or any assignee of record of such Registrable Securities to whom rights under Sections 2 or 3 have been duly assigned in accordance with this Agreement; provided, however, that for purposes of this Agreement, a record holder of shares of Preferred Stock of the Company convertible into such Registrable Securities shall be deemed to be the Holder of such Registrable Securities; and provided, further, that the Company shall in no event be obligated to register shares of Preferred Stock, and the Holders of Registrable Securities will not be required to convert their shares of Preferred Stock into Common Stock in order to exercise the registration rights granted hereunder until immediately before the closing of the offering to which the registration relates (and then only to the extent necessary to sell the Registrable Securities to be sold in such offering).

          (e)    Form S-3.    The term "Form S-3" means Form S-3 under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          (f)    SEC.    The term "SEC" or "Commission" means the United States Securities and Exchange Commission.

        2.2    Request for Registration.

          (a)   If the Company shall receive at any time on or after the earlier of (i) 180 days following a Qualified IPO or (ii) July 10, 2007 a written request from the Holders of at least (x) 30% of the Series A Conversion Stock then outstanding or (y) 30% of the Series B Conversion Stock, Series C Conversion Stock, Series D Conversion Stock or Series E Conversion Stock then outstanding that the Company file a registration statement under the Securities Act with respect to any Registrable Securities (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction) having an aggregate offering price of not less than $10,000,000, then the Company shall:

              (i)  within 15 days of the receipt thereof, give written notice of such request to all Holders; and

             (ii)  use commercially reasonable efforts to effect as soon as practicable, and in any event within 45 days of the receipt of such request, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered, subject to the limitations of subsection 2.2(b).

          (b)   If the Holders initiating the registration request hereunder (the "Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 2.2(a) and the Company shall include such information in the written notice referred to in subsection 2.2(a). The underwriter will be selected by a majority in interest of the Initiating

  Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include his, her or its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed to by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 2.5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 2.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities owned by each Holder, provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities of the Company, and other holders requesting registration are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration.

          (c)   Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting a registration statement pursuant to this Section 2.2 a certificate signed by the President of the Company stating that in the good faith judgment of the Board it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore in the best interests of the Company to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 60 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any 12-month period and provided, further that the Company shall not register any other of its shares during such 60 day period.

          (d)   In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.2:

              (i)  after the Company has effected four registrations (a maximum of two at the request of the Holders of Series A Conversion Stock and a maximum of two at the request of the Holders of Series B Conversion Stock, Series C Conversion Stock, the Series D Conversion Stock and Series E Conversion Stock) pursuant to this Section 2.2 and such registrations have been declared or ordered effective;

             (ii)  during the period starting with the date 60 days prior to the Board's good faith estimate of the filing date of the registration statement relating to the Qualified IPO (provided that notice of such estimated filing date is given to the Initiating Holders within 30 days of their request for registration) and ending on the date 180 days after the effective date of such registration statement; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

           (iii)  if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below.

          (e)   The Company shall pay all expenses incurred in connection with each registration requested pursuant to this Section 2.2 (excluding underwriters' or brokers' discounts and commissions) including, without limitation, all filing, federal and "blue sky" registration and qualification fees, printers' and accounting fees, the fees and expenses of counsel for the Company, and the reasonable fees and disbursements of counsel for the selling Holder or Holders; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 2.2 if the registration request is subsequently withdrawn at the request of the Holders of at least 50% of the Registrable Securities to be registered unless the registration is withdrawn because Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request, in which case the Company will be required to pay such expenses.

        2.3    Piggyback Registrations.    The Company shall promptly notify all Holders of Registrable Securities in writing prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding (i) registration statements relating to any registration under Section 2.4 of this Agreement, (ii) registrations on any form to any employee benefit plan or to a corporate reorganization and (iii) registrations on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or registrations in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within 20 days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement and the Company shall use all commercially reasonable efforts (subject to Section 2.3(a) and (b) below) to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. Any Holder who elects to include some or all of its Registrable Securities pursuant to this Section 2.3 shall cooperate with the Company in the preparation of any and all documents and instruments the Company deems necessary or convenient for the preparation of any applicable registration statement, and such Holders shall supply the Company with any and all information the Company reasonably deems necessary or convenient with respect to any registration statement.

          (a)    Right to Terminate Registration.    The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.3(c).

          (b)    Underwriting.    If a registration statement for which the Company gives notice pursuant to this Section 2.3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any Holder's Registrable Securities to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated first, to the Company and second, to the Holders requesting inclusion of their Registrable Securities in such registration on a pro rata basis based upon the total number of Registrable Securities then held by each such Holder, provided, however, that the right of the underwriters to exclude shares from the registration and underwriting as described above in this Section 2.3 shall be restricted so that all shares held by securityholders that are not Registrable Securities shall first be excluded from such registration; and provided further that in no event shall the amount of securities of the selling Holders included in the registration be reduced below twenty-five percent (25%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities and such registration does not include shares of any other selling stockholders, in which event any or all Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter delivered at least 20 business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners, shareholders and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence. No stockholder of the Company shall be granted piggyback registration rights which would reduce the number of shares includable by the holders of the Registrable Securities in such registration without the consent of the holders of at least a majority of the Registrable Securities.

          (c)    Expenses.    All expenses incurred in connection with a registration pursuant to this Section 2.3 (excluding underwriters' and brokers' discounts and commissions) including, without limitation, all filing, federal and "blue sky" registration and qualification fees, printers' and accounting fees, the fees and expenses of counsel for the Company, and the reasonable fees and disbursements of counsel for the selling Holder or Holders selected by them shall be borne by the Company.

        2.4    Form S-3 Registration.    In case the Company shall receive from any Holder or Holders of at least 30% of all Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

          (a)    Notice.    Promptly give written notice of the proposed registration and the Holder's or Holders' request therefor, and any related qualification or compliance, to all other Holders; and

          (b)    Registration.    Use commercially reasonable efforts to effect, as soon as reasonably practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 20 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

            (1)   if Form S-3 is not available for such offering by the Holders;

            (2)   if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000;

            (3)   if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 60 days after receipt of the request of the Holder or Holders under this Section 2.4; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period and provided further, that the Company shall not register any other of its securities during such 60 day period;

            (4)   if the Company has, within the twelve (12) month period preceding the date of such request, already effected four registrations on Form S-3 for the Holders pursuant to this Section 2.4; or

            (5)   in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

          (c)    Expenses.    The Company shall pay all expenses incurred in connection with each registration requested pursuant to this Section 2.4 (excluding underwriters' or brokers' discounts and commissions) including, without limitation, all filing, federal and "blue sky" registration and qualification fees, printers' and accounting fees, the fees and expenses of counsel for the Company, and the reasonable fees and disbursements of counsel for the selling Holder or Holders selected by them.

        2.5    Obligations of the Company.    Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

          (a)   Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 120 successive days.

          (b)   Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be reasonably necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

          (c)   Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

          (d)   Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process or subject itself to taxation in any such states or jurisdictions.

          (e)   In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an underwriting agreement.

          (f)    Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

          (g)   Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the date by which such actions are required to be taken by applicable law or by the rules of any securities exchange on which securities issued by the Company are then listed or approved for listing.

          (h)   Notify each Holder covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event of which the Company becomes aware as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (i)    Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, or if not underwritten, in form and substance as is customarily given to underwriters and reasonably satisfactory to counsel to the Holder offering the greatest number of Registrable Securities for sale in the registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, and (ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, or if not underwritten, in form and substance as is customarily given to underwriters and reasonably satisfactory to counsel to the Holder offering the greatest number of Registrable Securities for sale in the registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

        2.6    Furnish Information.    It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

        2.7    Indemnification.    In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

          (a)    By the Company.    To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

            (i)    any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

            (ii)   the omission or alleged omission to state in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

            (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement;

  and the Company will reimburse each such Holder or partner, officer, director, underwriter or controlling person or Affiliate of such Holder for any legal or other expenses reasonably incurred by them, in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are reasonably incurred; provided, however, that the indemnity agreement contained in this subsection 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld or delayed, nor shall the Company be liable in any case for any loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

          (b)    By Selling Holders.    To the extent permitted by law, each selling Holder, on a several and not joint basis, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld or delayed; and provided further that the total amounts payable in indemnity by a Holder under this Section 2.7(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

          (c)    Notice.    Promptly after receipt by an indemnified party under this Section 2.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the extent so prejudiced to the indemnified party under this Section 2.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.7.

          (d)    Contribution.    In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) the Company, or any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 2.7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.7 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of the Company or any such selling Holder or any such controlling person in circumstances for which indemnification of such party is provided under this Section 2.7, then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (A) no Holder will be required to contribute any amount in excess of the net proceeds received by such Holder from the public offering price of Registrable Securities offered and sold by such Holder pursuant to such registration statement, except in the case of willful fraud by such Holder, and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

          (e)    Underwriting Agreement.    Notwithstanding the foregoing, to the extent that the provisions on indemnifications and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control and supersede the provisions hereof.

          (f)    Survival.    The obligations of the Company and Holders under this Section 2.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2, and otherwise.

        2.8    Rule 144 Reporting.    With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of the Registrable Securities to the public without registration, after such time as the Company has become subject to the reporting requirements of the Exchange Act, the Company agrees to:

          (a)   make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after 90 days after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

          (b)   use its commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

          (c)   so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public) and of the Securities Act and the Exchange Act (at any time after it has become subject to the reporting requirements of the Exchange Act), (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration (at any time after the Company has become subject to the reporting requirements of the Exchange Act).

        2.9    Termination of the Company's Obligation.    The Company shall have no obligations provided in Section 2 hereof with respect to: (i) any request or requests for registration made by any Holder on a date more than five (5) years after the consummation of the Qualified IPO; or (ii) any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Sections 2.2, 2.3 or 2.4 hereof if all such Registrable Securities proposed to be sold by a Holder may then be sold in a three-month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act.

        2.10    Limitations on Subsequent Registration Rights.    From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include such securities in any registration filed under Sections 2.2, 2.3 or 2.4 hereof, unless under the terms of such agreement such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of Registrable Securities of the Holders to be included or (b) to demand registration of their securities.

        2.11    "Market Stand-Off" Agreement.

          (a)   The Investors hereby agree that, during the period of duration specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of the first registration statement for a firm commitment underwritten public offering of the Company's securities filed under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly, sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound), or reduce its interest in (collectively, "Transfer"), any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:

              (i)  all executive officers and directors of the Company and all other persons holding at least 1% of the Company's outstanding stock enter into similar agreements; and

             (ii)  such market stand-off time period shall not exceed 180 days.

  In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the Registrable Securities of the Investors (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. Notwithstanding the foregoing, the obligations described in this Section 2.11 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or to a registration relating solely to a Commission Rule 145 transaction.

        2.12    S-3 Registration Requirements.    Notwithstanding anything else contained in this Agreement, the Company shall not become obligated to become subject to the Exchange Act and, the Investors acknowledge, until such time as the Company becomes subject to the Exchange Act, the Company will be legally precluded from registering securities under a Form S-3 and, accordingly, no provisions in this Agreement to the contrary shall be deemed to require the Company to undertake such a registration until the Company legally is qualified to do so.

3.     RIGHT OF FIRST OFFER.

        3.1    General.    (a) Each Major Investor (each such Major Investor hereinafter referred to as a "Rights Holder") has the right of first offer to purchase such Rights Holder's Pro Rata Share (as defined below) of all (or any part) of any "New Securities" (as defined in Section 3.2) that the Company may from time to time issue after the date of this Agreement. A Rights Holder's "Pro Rata Share" for purposes of this right of first offer is the ratio of (a) the number of Registrable Securities as to which such Rights Holder is the Holder (and/or is deemed to be the Holder under Section 2.1 (d)) to (b) a number of shares of Common Stock equal to the sum of (i) the total number of shares of Common Stock then outstanding plus (ii) the total number of shares of Common Stock into which all then outstanding shares of Preferred Stock of the Company are then convertible plus (iii) the total number of shares of Common Stock issuable upon the exercise of all then exercisable outstanding options or outstanding stock purchase warrants to purchase shares of Common Stock or upon the conversion of other convertible securities.

        (b)   In the event that any GSK Related Entity elects to participate in the right of first offer to purchase New Securities, and the price of such New Securities is at a purchase price less than twenty-five percent (25%) of the then current Conversion Price (as defined in the Company's Certificate of Incorporation) of the Series A Stock, the portion of such GSK Related Entity's Pro Rata Share of the New Securities that such GSK Related Entity elects to purchase shall be for securities with substantially the same price, rights, preferences, obligations and privileges as the New Securities, except that such securities shall be non-voting in a manner substantially similar to the Series A Stock (when compared to the Series B Stock, the Series C Stock and the Series D Stock). The amount of New Securities to be issued by the Company that have a voting feature shall be proportionately reduced by the amount of non-voting securities being issued to any GSK Related Entity. In such instance, "New Securities" shall refer to the aggregate of the voting securities to be issued by the

Company and the non-voting securities to be issued by the Company to any GSK Related Entity. If the price of the New Securities is being offered at a price equal to or greater than twenty-five percent (25%) of the then current Conversion Price of the Series A Stock, then each GSK Related Entity shall have the opportunity to purchase the New Securities that are voting and that are being offered to all other Rights Holders. This right of first offer for non-voting or voting securities is personal to the GSK Related Entities and cannot be transferred to any transferee or assignee of the GSK Related Entities' securities other than to other GSK Related Entities.

        3.2    New Securities.    "New Securities" shall mean any Common Stock or preferred stock of the Company, whether now authorized or not, and rights options or warrants to purchase such Common Stock or preferred stock, and securities of any type whatsoever, including notes or other debt instruments, that are, or may become, convertible or exchangeable into such Common Stock or preferred stock; provided, however, that the term "New Securities" does not include:

            (i)  shares of the Common Stock (and/or options or warrants therefor) issued or issuable to employees, officers, directors, contractors, advisors or consultants of the Company or any subsidiary pursuant to stock options or other stock incentive agreements or plans approved by the Board;

           (ii)  any Common Stock issuable upon conversion of shares of Preferred Stock;

         (iii)  any shares of the Company's Common Stock or preferred stock (or any other security of the Company) issued in connection with any stock split, stock dividend or recapitalization;

          (iv)  any securities issued pursuant to the acquisition of another corporation, business, assets, technologies or entity by the Company or a subsidiary of the Company through consolidation, merger, purchase of assets or other reorganization approved by the Board;

           (v)  shares of any capital stock (and/or options or warrants therefor) issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, real property leases, or similar transactions approved by a majority of the members of the Board of Directors;

          (vi)  stock issued or issuable pursuant to any rights or agreements, options, warrants or convertible securities outstanding as of the date of this Agreement; and stock issued pursuant to any such rights or agreements granted after the date of this Agreement, so long as the rights of first refusal established by this Section 3.2 were complied with, waived, or were inapplicable pursuant to any provision of this Section 3.2 with respect to the initial sale or grant by the Company of such rights or agreements;

         (vii)  up to Two Million One Hundred Twenty Thousand Three Hundred Twenty-Nine (2,120,329) shares of Series E Stock issuable pursuant to the Series E Stock Purchase Agreement and the shares of common stock issuable upon conversion thereof; or

        (viii)  any shares of Alternative Stock (as defined in the Restated Charter) and any securities issuable upon conversion thereof sold to any holder of Preferred Stock of the Company as of immediately prior to the filing date of the Restated Charter that does not purchase its Pro Rata Share (as defined in the Restated Charter) of the shares of Series D Stock pursuant to the Series D Stock Purchase Agreement within nine (9) months following the initial closing of the sale of shares of Series D Stock pursuant to the Series D Stock Purchase Agreement.

        3.3    Procedures.    If the Company proposes to undertake an issuance of New Securities, it shall give written notice to each Rights Holder of its intention to issue New Securities (the "Notice"), describing the type of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities. Each Rights Holder shall have twenty (20) days from the date of mailing of any such Notice to agree in writing to purchase such Rights Holder's Pro Rata Share of such New Securities for the price and upon the general terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Rights Holder's Pro Rata Share). Notwithstanding the terms set forth in the Notice, each Rights Holder shall have the right to pay cash for New Securities offered in the Notice. If any Rights Holder fails to so agree in writing within such twenty (20) day period to purchase such Rights Holder's full Pro Rata Share of an offering of New Securities (a "Nonpurchasing Holder"), then such Nonpurchasing Holder shall forfeit the right hereunder to purchase that part of its Pro Rata Share of such New Securities that it did not so agree to purchase and the Company shall promptly give each Rights Holder (if any) who has timely agreed to purchase its full Pro Rata Share of such offering of New Securities (a "Purchasing Holder") written notice of the failure of any Nonpurchasing Holder to purchase such Nonpurchasing Rights Holder's full Pro Rata Share of such offering of New Securities (the "Overallotment Notice"). Each Purchasing Holder shall have a right of overallotment such that such Purchasing Holder may agree to purchase a portion of the Nonpurchasing Holder's unpurchased Pro Rata Share of such offering on a pro rata basis according to the relative Pro Rata Shares of the Purchasing Rights Holders at any time within five business days after receiving the Overallotment Notice.

        3.4    Failure to Exercise.    If the Rights Holders fail to exercise in full the right of first offer within such twenty calendar days plus five business day period, then the Company shall have 60 days thereafter to sell the New Securities with respect to which the Rights Holders' rights of first offer hereunder were not exercised, at a price and upon general terms not materially more favorable to the purchasers thereof than specified in the Notice; provided however that no party other than the GSK Related Entities shall be entitled to purchase non-voting securities. If the Company has not issued and sold the New Securities within such 60 day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Rights Holders pursuant to this Section 3. A Rights Holder's failure to exercise the right of first offer shall not be deemed to be an action that causes one series of preferred stock to be treated materially differently than another series of preferred stock for any reason.

        3.5    Termination.    This right of first offer shall terminate (i) immediately before the closing of a Qualified IPO or (ii) upon a Change of Control (as defined in the Restated Charter).

4.     COVENANTS OF THE COMPANY.

        The Company hereby covenants and agrees, so long as any Holder owns any Registrable Securities as follows:

        4.1    Proprietary Information and Inventions Agreements.    The Company hereby covenants that it shall require each new officer, employee and consultant of the Company to enter into and execute a Proprietary Information and Inventions Agreement in the standard form used by the Company.

        4.2    Stock Vesting.    Unless otherwise approved by the Board or the Compensation Committee of the Board, all stock and stock equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers will be subject to vesting restrictions at least as restrictive as the following: 25% to vest at the end of the first year following such issuance, with the remaining 75% to vest monthly over the next three years. The repurchase option shall provide that upon termination of the employment of the stockholder, with or without cause, the Company or its assignee (to the extent permissible under applicable securities law qualification) retains the option to repurchase at the lesser of cost or fair market value any unvested shares held by such stockholder.

        4.3    Reimbursement of Directors Expenses.    The Company shall reimburse the reasonable expenses of the directors (other than employee-directors) for costs incurred in attending the meetings of the Board and committees of the Board.

        4.4    Directors and Officers Insurance.    The Company shall use commercially reasonable efforts to maintain directors and officers liability insurance in an amount of not less than $5,000,000, except as otherwise unanimously decided by the Board.

        4.5    Termination.    This covenants contained in this Section 4 shall terminate (i) immediately before the closing of a Qualified IPO or (ii) upon a Change of Control (as defined in the Restated Charter).

5.     ASSIGNMENT AND AMENDMENT.

        5.1    Assignment.    Notwithstanding anything herein to the contrary.

          (a)    Information and Inspection Rights.    The rights of the Investors under Section 1.1 or 1.2 hereof may be assigned only to a party who acquires from such Investors (or such Investors' permitted assigns) at least that number of shares of Preferred Stock and/or an equivalent number (on an as-converted basis) of shares of Conversion Stock described in Section 1.1 or 1.2 hereof, respectively.

          (b)    Registration Rights, Offer Rights.    Subject to the terms of this Agreement, the registration rights of a Holder under Section 2 hereof and the rights of first offer of a Rights Holder under Section 3 hereof may be assigned only to: (i) any direct or indirect partner or retired partner of any such Holder or Rights Holder that is a limited or general partnership and (ii) any member or former member of any holder which is a limited liability company, and (iii) any affiliate of such Holder, provided, however, that no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned and the Company consents in writing thereto prior to the transfer (which consent shall not be unreasonably withheld), provided that any such proper assignee shall agree in writing to be bound to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 5. Notwithstanding the foregoing, no GSK Related Entity can assign such rights to a Competitor of the Company. A "Competitor" of the Company means any individual, unincorporated organization, partnership, corporation, limited liability company, joint venture or other business association or entity that the Board determines in good faith to be a competitor of the Company or one of its subsidiaries; provided, however, that no GSK Related Entity shall be considered a Competitor of the Company unless and until such entity is no longer Controlled by GlaxoSmithKline plc. For purposes of this Agreement, "Controlled" as to an entity shall mean (a) direct or indirect ownership of greater than fifty percent (50%) of the voting securities of, or other ownership interest in, such entity, or (b) possession, directly or indirectly, of the power to direct or cause the direction of management or policies of the entity in question (whether through ownership of securities or other ownership interest, by contract or otherwise).

        5.2    Amendment of Rights.    Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of at least seventy percent (70%) of the Registrable Securities then outstanding; provided, however, that if such amendment or waiver materially adversely affects the rights of a series of preferred stock herein in a manner materially differently than the rights of the other series of preferred stock, then such amendment or waiver will also require the consent of the holders of a majority of the materially adversely affected series. Any amendment or waiver effected in accordance with this Section 5.2 shall be binding upon each Investor, Holder and Rights Holder, each permitted successor or assignee of each Investor, Holder or Rights Holder, and the Company.

6.     GENERAL PROVISIONS.

        6.1    Notices.    Any notices and other communications hereunder shall be in writing and shall be deemed given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (iii) domestically, five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after deposit with a nationally or internationally, as applicable, recognized overnight courier, specifying next day delivery, if domestic, or if international, then three (3) business days thereafter, with written verification of receipt. All communications shall be sent as follows (provided, that any party hereto (and such party's permitted assigns) may by notice so given change its address for future notices hereunder by giving ten days' advance notice to all other parties):

          (a)   if to the Investors (other than the GSK Related Entities), at the addresses set forth on Exhibits B, C, D and E attached hereto.

          (b)   if to the GSK Related Entities, at the addresses set forth on Exhibit A attached hereto.

          (c)   if to the Company, at the address set forth on the signature page attached hereto.

        6.2    Entire Agreement.    This Agreement, together with all the exhibits hereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

        6.3    Governing Law.    This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, excluding that body of law relating to conflict of laws and choice of law.

        6.4    Severability.    If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

        6.5    Third Parties.    Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

        6.6    Successors and Assigns.    Subject to the provisions of this Agreement, this Agreement and the provisions hereof shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

        6.7    Captions.    The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

        6.8    Counterparts and Facsimile Delivery.    This Agreement may be executed in counterparts and delivered by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile signature shall be deemed an original.

        6.9    Costs and Attorneys' Fees.    If any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party's costs and attorneys' fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

        6.10    Adjustments for Stock Splits, Etc.    Wherever in this Agreement there is a reference to a specific number of shares of Common Stock or preferred stock of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

        6.11    Aggregation of Stock.    All shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

        6.12    Amendment and Restatement of Prior Agreement.    The Prior Agreement is hereby amended in its entirety and restated herein. Such amendment and restatement is effective upon the execution of this Agreement by the Company and the holders of at least 70% of the Registrable Securities outstanding pursuant to the Prior Agreement. Upon such execution, all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:
AFFYMAX, INC.
By:	/s/ ARLENE MORRIS
Name:	Arlene Morris
Title:	President and CEO
Address:	4001 Miranda Avenue Palo Alto, California 94304

AFFYMAX, INC.
SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTORS:
JAFCO LIFE SCIENCE NO.1 INVESTMENT ENTERPRISE PARTNERSHIP
By:	/s/ H. AGATA Tomio Kezuka Executive Vice President JAFCO Co., Ltd. It's Executive Partner
JAFCO V-1(A) VENTURE CAPITAL INVESTMENT LIMITED PARTNERSHIP
By:	/s/ H. AGATA Tomio Kezuka Executive Vice President JAFCO Co., Ltd. It's General Partner
JAFCO V-1(B) VENTURE CAPITAL INVESTMENT LIMITED PARTNERSHIP
By:	/s/ H. AGATA Tomio Kezuka Executive Vice President JAFCO Co., Ltd. It's General Partner
JAFCO V-1 STAR VENTURE CAPITAL INVESTMENT LIMITED PARTNERSHIP
By:	/s/ H. AGATA Tomio Kezuka Executive Vice President JAFCO Co., Ltd. It's General Partner

INVESTORS:
BEAR STEARNS HEALTH INNOVENTURES OFFSHORE, L.P.		BSHI MEMBERS, L.L.C.
Bear Stearns Health Innoventures Management, LLC Its General Partner		Bear Stearns Health Innoventures Management, LLC Its Managing Member
By:	/s/ ELIZABETH CZEREPAK	By:	/s/ ELIZABETH CZEREPAK
Name: Elizabeth Czerpak Title: Managing Partner		Name: Elizabeth Czerpak Title: Managing Member
BEAR STEARNS HEALTH INNOVENTURES EMPLOYEE FUND, L.P.		BX, L.P.
Bear Stearns Health Innoventures Management, LLC Its General Partner		Bear Stearns Health Innoventures Management, LLC Its General Partner
By:	/s/ ELIZABETH CZEREPAK	By:	/s/ ELIZABETH CZEREPAK
Name: Elizabeth Czerpak Title: Managing Partner		Name: Elizabeth Czerpak Title: Managing Partner
BEAR STEARNS HEALTH INNOVENTURES, L.P.
Bear Stearns Health Innoventures Management, LLC Its General Partner
By:	/s/ ELIZABETH CZEREPAK
Name: Elizabeth Czerpak Title: Managing Partner

INVESTORS:
APAX EXCELSIOR VI, L.P.
By:	Apax Excelsior VI Partners, L.P.
Its:	General Partner
By:	Apax & Co. Managers, Inc.
Its:	General Partner
By:	/s/ Oren Zeev
Name:	Oren Zeev
Title:	Vice President
APAX EXCELSIOR VI-A C.V., L.P.
By:	Apax Excelsior VI Partners, L.P.
Its:	General Partner
By:	Apax & Co. Managers, Inc.
Its:	General Partner
By:	/s/ Oren Zeev
Name:	Oren Zeev
Title:	Vice President

APAX EXCELSIOR VI-B C.V., L.P.
By:	Apax Excelsior VI Partners, L.P.
Its:	General Partner
By:	Apax & Co. Managers, Inc.
Its:	General Partner
By:	/s/ Oren Zeev
Name:	Oren Zeev
Title:	Vice President
INVESTORS:
PATRICOF PRIVATE INVESTMENT CLUB III, L.P.
By:	Apax Excelsior VI Partners, L.P.
Its:	General Partner
By:	Apax & Co. Managers, Inc.
Its:	General Partner
By:	/s/ Oren Zeev
Name:	Oren Zeev
Title:	Vice President

INVESTORS:

        For and on behalf of Apax Partners Europe Managers Limited as Manager of Apax Europe V—A, L.P.

By:	/s/ illegible	and	/s/ illegible

INVESTORS:

        For and on behalf of Apax Partners Europe Managers Limited as Manager of Apax Europe V—B, L.P.

By:	/s/ illegible	and	/s/ illegible

INVESTORS:

        For and on behalf of Apax Partners Europe Managers Limited as Manager of Apax Europe V C GmbH & Co. KG

By:	/s/ illegible	and	/s/ illegible

INVESTORS:

        For and on behalf of Apax Partners Europe Managers Limited as Manager of Apax Europe V—D, L.P.

By:	/s/ illegible	and	/s/ illegible

INVESTORS:

        For and on behalf of Apax Partners Europe Managers Limited as Manager of Apax Europe V—E, L.P.

By:	/s/ illegible	and	/s/ illegible

INVESTORS:

        For and on behalf of Apax Partners Europe Managers Limited as Manager of Apax Europe V—F, C.V.

By:	/s/ illegible	and	/s/ illegible

INVESTORS:

        For and on behalf of Apax Partners Europe Managers Limited as Manager of Apax Europe V—G, C.V.

By:	/s/ illegible	and	/s/ illegible

INVESTORS:

        For and on behalf of Apax Partners Europe Managers Limited as Manager of Apax Europe V—1, L.P. (UK Limited Partnership)

By:	/s/ illegible	and	/s/ illegible

INVESTORS:

        For and on behalf of Apax Partners Europe Managers Limited as Manager of Apax Europe V—2, L.P. (UK Limited Partnership)

By:	/s/ illegible	and	/s/ illegible

INVESTORS:

MPM BIOVENTURES II, L.P.

By: MPM Asset Management II, L.P., its General Partner
By: MPM Asset Management II LLC, its General Partner

By:	/s/ NICHOLAS GALAKATOS
Name:	Nicholas Galakatos
Title:	Investment Manager

INVESTORS:

MPM BIOVENTURES II-QP, L.P.

By: MPM Asset Management II, L.P., its General Partner
By: MPM Asset Management II LLC, its General Partner

By:	/s/ NICHOLAS GALAKATOS
Name:	Nicholas Galakatos
Title:	Investment Manager

INVESTORS:

MPM BIOVENTURES GMBH & CO. PARALLEL-BETEILIGUNGS KG

By: MPM Asset Management II, L.P., in its capacity as the Special Limited Partner
By: MPM Asset Management II LLC, its General Partner

By:	/s/ NICHOLAS GALAKATOS
Name:	Nicholas Galakatos
Title:	Investment Manager

INVESTORS:

MPM ASSET MANAGEMENT INVESTORS 2001 LLC

By:	/s/ NICHOLAS GALAKATOS
Name:	Nicholas Galakatos
Title:	Investment Manager

INVESTOR:

MPM BIOVENTURES STRATEGIC FUND, L.P.

By: MPM BioVentures III GP, L.P., its General Partner
By: MPM BioVentures III LLC, its General Partner

By:	/s/ NICHOLAS GALAKATOS
Name:	Nicholas Galakatos
Title:	Series A Member

INVESTORS:
DLJ CAPITAL CORPORATION
By:	/s/ KATHLEEN LAPORTE
Name:	Kathleen D. LaPorte
Title:	Managing Director
SPROUT IX PLAN INVESTORS, L.P.
By:	DLJ LBO Plans Management Corporation II
Its:	General Partner
By:	/s/ KATHLEEN LAPORTE
Name:	Kathleen D. LaPorte
Title:	Attorney in fact
SPROUT ENTREPRENEURS FUND, L.P.
By:	DLJ Capital Corporation
Its:	General Partner
By:	/s/ KATHLEEN LAPORTE
Name:	Kathleen D. LaPorte
Title:	Managing Director
SPROUT CAPITAL IX, L.P.
By:	DLJ Capital Corporation
Its:	Managing General Partner
By:	/s/ KATHLEEN LAPORTE
Name:	Kathleen D. LaPorte
Title:	Managing Director

EXHIBIT A
SCHEDULE OF SERIES A INVESTORS

NAME OF SERIES A INVESTOR	ADDRESS
Affymax Research Institute Affymax Technologies N.V. Glaxo Group Limited SmithKline Beecham Corporation	980 Great West Road Brentford Middlesex TW8 9GS United Kingdom Attn: Secretariat Services, Corporate Secretariat Facsimile No.: +44 20 8047 6904 Telephone No.: +44 20 8047 5000

with a copy to:

GlaxoSmithKline One Franklin Plaza 200 N. 16th Street Philadelphia, PA 19101 Attention: General Counsel Facsimile: (215) 751-3935 Telephone: (215) 751-3027

EXHIBIT B
SCHEDULE OF SERIES B INVESTORS

NAME OF SERIES B INVESTOR	ADDRESS
Apax Excelsior VI L.P. Apax Excelsior VI-A C.V., L.P. Apax Excelsior VI-B C.V., L.P. Patricof Private Investment Club III, L.P.	c/o Apax Partners 2100 Geng Road, Suite 150 Palo Alto, California 94303 Attn: Lori Rafield
Apax (OCS) Nominees Limited(1)	Client Services, 4th Floor One Canada Square London E14 5AL
MPM BioVentures II, L.P. MPM BioVentures II-QP, L.P. MPM BioVentures GmbH & Co. Parallel-Beteiligungs KG MPM Asset Management Investors 2001 LLC	c/o MPM Capital 111 Huntington Avenue Boston, MA 02199 Attn: Nicholas Galakatos
DLJ Capital Corp. Sprout IX Plan Investors, L.P. Sprout Entrepreneurs Fund, L.P. Sprout Capital IX, L.P.	c/o Sprout Group 11 Madison Avenue, 26th Floor New York, NY 10010 Attn: Kathleen LaPorte

(1)
The beneficial interest of these shares is owned by 7 partnerships. Such funds consist of: (a) Apax Europe V—A, L.P., (b) Apax Europe V—B, L.P., (c) Apax Europe V C GmbH & Co. KG, (d) Apax Europe V—D, L.P., (e) Apax Europe V—E, L.P., (f) Apax Europe V—F, C.V. and (g) Apax Europe V—G, C.V.

EXHIBIT C
SCHEDULE OF SERIES C INVESTORS

NAME OF SERIES C INVESTOR	ADDRESS
Bear Stearns Health Innoventures, L.P. Bear Stearns Health Innoventures Offshore, L.P. BSHI Members, L.L.C. Bear Stearns Health Innoventures Employee Fund, L.P. BX, L.P.	c/o Bear Stearns Health Innoventures 383 Madison Avenue New York, NY 10179 Attn: Elizabeth A. Czerepak
Apax Excelsior VI L.P. Apax Excelsior VI-A C.V., L.P. Apax Excelsior VI-B C.V., L.P. Patricof Private Investment Club III, L.P.	c/o Apax Partners 2100 Geng Road, Suite 150 Palo Alto, California 94303 Attn: Lori Rafield
Apax (OCS) Nominees Limited(2)	Client Services, 4th Floor One Canada Square London E14 5AL
MPM BioVentures II, L.P. MPM BioVentures II-QP, L.P. MPM BioVentures GmbH & Co. Parallel-Beteiligungs KG MPM Asset Management Investors 2001 LLC	c/o MPM Capital 111 Huntington Avenue Boston, MA 02199 Attn: Nicholas Galakatos
DLJ Capital Corporation Sprout IX Plan Investors, L.P. Sprout Entrepreneurs Fund, L.P. Sprout Capital IX, L.P. R. Scott Greer	c/o Sprout Group 11 Madison Avenue, 26th Floor New York, NY 10010 Attn: Kathleen LaPorte

(2)
The beneficial interest of these shares is owned by 9 partnerships. Such funds consist of: (a) Apax Europe V—A, L.P., (b) Apax Europe V—B, L.P., (c) Apax Europe V C GmbH & Co. KG, (d) Apax Europe V—D, L.P., (e) Apax Europe V—E, L.P., (f) Apax Europe V—F, C.V., (g) Apax Europe V—G, C.V., (h) Apax Europe V—1, L.P. and (i) Apax Europe V—2, L.P.

EXHIBIT D
SCHEDULE OF SERIES D INVESTORS

NAME OF SERIES D INVESTOR	ADDRESS

JAFCO Life Science No.1 Investment Enterprise Partnership
JAFCO V-1(A) Venture Capital Investment Limited Partnership
JAFCO V-1(B) Venture Capital Investment Limited Partnership
JAFCO V-1 STAR Venture Capital Investment Limited Partnership	Tekko Bldg, 1-8-2 Marunouchi, Chiyoda-ku Tokyo 100-0005 Japan fax 81-3-5223-7095
Bear Stearns Health Innoventures, L.P. Bear Stearns Health Innoventures Offshore, L.P. BSHI Members, L.L.C. Bear Stearns Health Innoventures Employee Fund, L.P. BX, L.P.	c/o Bear Stearns Health Innoventures 383 Madison Avenue New York, NY 10179 Attn: Elizabeth A. Czerepak
Apax Excelsior VI L.P. Apax Excelsior VI-A C.V., L.P. Apax Excelsior VI-B C.V., L.P. Patricof Private Investment Club III, L.P.	c/o Apax Partners 2100 Geng Road, Suite 150 Palo Alto, California 94303 Attn: Lori Rafield
Apax WW Nominees Limited A/C AE5(3)	Client Services, 4th Floor One Canada Square London E14 5AL
MPM BioVentures II, L.P. MPM BioVentures II-QP, L.P. MPM BioVentures GmbH & Co. Parallel-Beteiligungs KG MPM Asset Management Investors 2001 LLC MPM Bioventures Strategic Fund, L.P.	c/o MPM Capital 111 Huntington Avenue Boston, MA 02199 Attn: Nicholas Galakatos

(3)
The beneficial interest of these shares is owned by 9 partnerships. Such funds consist of: (a) Apax Europe V—A, L.P., (b) Apax Europe V—B, L.P., (c) Apax Europe V C GmbH & Co. KG, (d) Apax Europe V—D, L.P., (e) Apax Europe V—E, L.P., (f) Apax Europe V—F, C.V., (g) Apax Europe V—G, C.V., (h) Apax Europe V—1, L.P. and (i) Apax Europe V—2, L.P.

NAME OF SERIES D INVESTOR	ADDRESS

Sprout Capital IX, L.P.	c/o Sprout Group 11 Madison Avenue, 26th Floor New York, NY 10010 Attn: Kathleen LaPorte
Bessemer Venture Partners VI Institutional L.P. Bessemer Venture Partners Co-Investment L.P. Bessemer Venture Partners VI L.P.	c/o Bessemer Venture Partners 1865 Palmer Avenue Suite 104 Larchmont, N.Y. 10538 Attn: Scott Ring and Joanna M. Rychlik
Merlin Nexus II, L.P.	Merlin BioMed Group 230 Park Avenue Suite 928 New York, NY 10169 Attn: Dominique Sémon Tel 646-227-5228 Fax 646-227-5201
MTFG Venture Capital I, Limited Partnership	3-6-3 Kanda Kajicho, Chiyoda-ku Tokyo, Japan 101-0045 Attn: Takao Wada

EXHIBIT E
SCHEDULE OF SERIES E INVESTORS

NAME OF SERIES E INVESTOR	ADDRESS

Takeda Pharmaceutical Company Limited	12-10, Nihonbashi 2-Chome, Chuo-ku Tokyo, Japan 103-8668